EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Media Contacts:	AirTran Airways
October 6, 2009		Christopher White (Media)
678.254.7442

Jason Bewley (Investor Relations)
407.318.5188

AirTran Announces Intention To Offer $75 Million of Convertible Senior Notes
 and 9,000,000 Shares of Common Stock

ORLANDO, Fla., October 6, 2009 – AirTran Holdings, Inc. (NYSE:AAI), today announced that it intends to offer, subject to market and other conditions, $75,000,000 aggregate principal amount of Convertible Senior Notes due 2016 in an underwritten registered public offering. AirTran intends to grant the underwriters of the notes offering a 30-day option to purchase an additional $11,250,000 aggregate principal amount of the notes, solely to cover over-allotments, if any.

The notes will be convertible into AirTran common stock, at the option of the holders of the notes until (and including on) the business day prior to the maturity date of the notes.  The interest rate, conversion rate, conversion price and other terms of the notes will be determined at the time of pricing of the offering.  The notes will be general senior unsecured obligations of AirTran.

Concurrently with the offering of its notes, AirTran intends to offer, subject to market and other conditions, 9,000,000 shares of its common stock, also in an underwritten registered public offering. AirTran also intends to grant the underwriters of the common stock offering a 30-day option to purchase up to an additional 1,350,000 shares of common stock from AirTran solely to cover over-allotments, if any.

Neither the closing of the notes offering nor the closing of the common stock offering will be contingent on the closing of the other.

AirTran intends to use the net proceeds of each of the offerings for general corporate purposes.

Morgan Stanley & Co. Incorporated will act as sole bookrunner and Raymond James & Associates, Inc. will act as co-manager for each of the offerings. SkyWorks Securities, LLC will act as financial advisor to AirTran.

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AirTran Offers Convertible Senior Notes and Common Stock

AirTran has filed a registration statement with the SEC for the offering of the common stock and the offering of the notes to which this communication relates. Before investing, please read the prospectus supplement and accompanying prospectus for the common stock offering and the prospectus supplement and accompanying prospectus for the notes offering in the registration statement and other documents filed with the SEC for more complete information about AirTran and the offerings. These documents are available for free and may be obtained by visiting the SEC website at http://www.sec.gov. Alternatively, copies of the prospectus supplements and the accompanying prospectus for the offerings are available by contacting Morgan Stanley at 180 Varick Street, 2nd Floor, New York, New York 10014, Attention: Prospectus Department or by email at prospectus@morganstanley.com or Raymond James & Associates, Inc. at 880 Carillon Parkway, St. Petersburg, Florida 33716 or by telephone at (727) 567-2400.

This news release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sales of the securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state or jurisdiction.

AirTran Holdings, Inc., a Fortune 1000 company, is the parent company of AirTran Airways, which has been ranked the number one low-cost carrier in the Airline Quality Rating study for the past two years. AirTran is the only major airline with Wi-Fi on every flight and offers coast-to-coast service on North America’s newest all-Boeing fleet. Its low-cost, high-quality product also includes assigned seating, Business Class and complimentary XM Satellite Radio on every flight.

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AirTran Offers Convertible Senior Notes and Common Stock

Editors Note: This press release contains statements that contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, in this press release may be deemed forward-looking statements. We use words such as “anticipate,” believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” and similar expressions or the negative thereof to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and, accordingly, you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those expressed or implied by these forward-looking statements, including those discussed under “Risk Factors” and elsewhere in the referenced prospectus and prospectus supplements. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect new information, events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Additional information on factors that could influence AirTran’s financial results is included in its filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

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